SCHEDULE 14A
                            (RULE 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


               Filed by the Registrant:                  ( X )
          Filed by a Party Other than the Registrant:    (   )

 Check the appropriate box:

 ( ) Preliminary Proxy Statement
 ( ) Confidential, for use of the Commission only (as permitted by
     Rule 14a-6(e)(2))
 (X) Definitive Proxy Statement
 ( ) Definitive Additional Materials
 ( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       LOTUS PACIFIC, INC.

           (Name of Registrant as Specified in its Charter)

Payment of Filling Fee (check the appropriate box):

(X) No fee required.
( ) Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

    -----------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    -----------------------------------------------------------------


 (4) Proposed maximum aggregate value of transaction:

    -----------------------------------------------------------------

(5) Total fee paid:

    -----------------------------------------------------------------


(  ) Fee paid previously with preliminary materials.

(  ) Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         -------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        --------------------------------------------------------------

   (3)  Filing Party:

        --------------------------------------------------------------

   (4)  Date Filed:

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                                                      March 31, 2000


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lotus Pacific, Inc. (the "Company") on Friday, April 28, 2000, at 2:00 p.m., Eastern Time. The meeting will be held at 200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854.

The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to the stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

It is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.

We look forward to seeing you at the Annual Meeting.


Sincerely yours,



By:  /s/ James Yao
-------------------------------
James Yao, Chairman of the Board





                             LOTUS PACIFIC, INC.
                       200 Centennial Avenue, Suite 201
                         Piscataway, New Jersey 08854


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held April 28, 2000


To the Stockholders of Lotus Pacific, Inc.:

NOTICE is hereby given that the Annual Meeting of Stockholders of Lotus Pacific, Inc., a Delaware corporation (the "Company"), will be held at 200 Centennial Avenue, Suite 201, Piscataway, New Jersey, on Friday, April 28, 2000, at 2:00 p.m., Eastern Standard time, to consider and take action on the following matters:

 (1) To elect eight directors of the Company to serve until the next Annual Meeting of the Shareholders and until their successors are elected and qualified;

 (2) To approve the Company's 2000 Equity Incentive Plan;

 (3) To ratify the appointment of Schiffman Hughes Brown as the independent auditors of the Company for the fiscal year ending June 30, 2000; and

 (4) To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 23, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SHOULD YOU ATTEND IN PERSON, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


By Order of the Board of Directors



Gary Huang
Secretary

Piscataway, New Jersey
March 31, 2000






                         TABLE OF CONTENTS




Proxies and Voting at the Annual Meeting....................        1

Proposal No. One:   Election of Directors...................        3

Meetings and Committees of the Board of Directors...........        5

Compensation of Directors...................................        6

Executive Officers..........................................        6

Proposal No. Two:  Approval of the 2000 Equity Incentive Plan       9

Proposal No. Three: Ratification of Selection
 of Independent Auditors ....................................       17

Security Ownership of Certain Beneficial Owners
 and Management..............................................       18

Executive Compensation.......................................       20

Compliance with Section 16(a) of the
 Securities Exchange Act of 1934.............................       22

Other Matters Which May Come Before the Meeting..............       22

Stockholder Proposals........................................       22






                                LOTUS PACIFIC, INC.


                               PROXY STATEMENT
                             DATED MARCH 31, 2000

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 2000



Proxies and Voting at the Annual Meeting

The enclosed form of Proxy is solicited by the Board of Directors (the "Board of Directors") of Lotus Pacific, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at 200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854, on Friday, April 28, 2000, at 2:00 p.m. Eastern Standard Time, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this Proxy Statement, is being paid by the Company. In addition, the Company may reimburse brokers and other persons holding stock in the name of nominees for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services. In addition, certain officers, directors and other representations of the Company may solicit proxies by telephone, electronic means or facsimile. These persons will not receive any compensation for such services.

Stockholders of record as of the close of business on March 23, 2000 (the "Record Date"), are the only persons entitled to vote at the Annual Meeting.
As of that date, there were issued and outstanding 64,344,474 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), the only securities outstanding of the Company entitled to vote at the Annual Meeting. Each share of Common Stock outstanding entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes (i.e., shares of Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular voting matter) with respect to any proposal are counted as shares represented and voted at the Annual Meeting only for the purpose of determining the number of shares required to approve a proposal. However, shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director (including broker non-votes) will not be counted as a vote represented at the Annual Meeting for the purpose of determining the number of votes required to elect such nominee.

Any stockholder giving a proxy will have the right to revoke it at any time prior to its exercise by giving written notice of revocation to the Company,
Attention: Secretary, by filing a new written appointment of a proxy with an officer of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy.
All shares represented by effective proxies will be voted at the Annual Meeting. UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR BROKER NON-VOTES AS DESCRIBED ABOVE), SHARES REPRESENTED BY EFFECTIVE PROXIES WILL BE VOTED (I) FOR THE ELECTION OF JAMES YAO, JEREMY WANG, JOHNSON CHANG,
DAVID LEUNG, TOMSON DONG SHENG LI, GREG CHEN, JAMES LIU AND GARY HUANG AS DIRECTORS, (II) FOR THE APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN, (III) FOR THE RATIFICATION OF SCHIFFMAN HUGHES BROWN AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000, AND (IV) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Company's principal executive offices are located at 200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854. This Proxy Statement and accompanying form of Proxy will be first mailed to stockholders on or about April 3, 2000. The Annual Report of the Company for the fiscal year ended June 30, 1999, accompanies this Proxy Statement but is not part of the proxy soliciting materials.


PROPOSAL ONE:   ELECTION OF DIRECTORS

The number of directors is currently set at eight. Each director is elected to serve until the next Annual Meeting of the stockholders and until such time as the director's successor has been duly elected and qualified. The Board of Directors has nominated James Yao, Jeremy Wang, Johnson Chang, David Leung, Tomson Dong Sheng Li, Greg Chen, James Liu and Gary Huang as directors for election to the Board of Directors at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. Simon Gu, currently a director of the Company, is not standing for re-election to the Board of Directors at the Annual Meeting.

The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to elect the nominee. Under the Company's Certificate of Incorporate and By-Laws, no cumulative voting is permitted for the election of directors.

None of the directors are related.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the nominees listed herein.

The table below gives certain information concerning the nominees to the Board of Directors:

       Name           Age     Year First Elected     Position and Offices
                              Nominated Director     Held with the Company
----------------    -------  --------------------   -----------------------
 James Yao            47           1997              Chairman of the Board
 Jeremy Wang          45           1997              President and Director
 Johnson Chang        46           1999              Director
 David Leung          55           1997              Vice President and Director
 Tomson Dong Sheng Li 42           2000              ---
 Greg Chen            46           2000              ---
 James Liu            46           1997              Vice President and Director
 Gary Huang           45           1997              Secretary, Treasurer and Director


NOMINEES FOR THE BOARD OF DIRECTORS

Mr. Yao has been Chairman of the Company's Board of Directors since January 1997. He also served as President of the Company from December 1996 to March 1999. He has over 16 years of business experience in multinational companies, most recently with Yao Investment Corp. from January 1999 to present and Lotus International Holdings Corp., where he has served as President since December 1996. Mr. Yao graduated from Miya Gawa University in Tokyo, Japan.

Mr. Wang was appointed President of the Company in March 1999. He was elected as a Director of the Company in 1997. Prior to joining the Company, Mr. Wang worked for AT&T from September 1991 to March 1999. Mr. Wang has an MS in Engineering from the University of Virginia, and an MS in Computer Science from the New Jersey Institute of Technology.

Mr. Chang has been a director of the Company since March 1999. Prior to that time, he was General Manager of Shanghai Harmony from January 1996 to December 1998.

Mr. Leung has been a Director and Vice President of the Company since January 1997. Prior to joining the Company, he served as General Manager of Shenzhen New Technology Development Co., Ltd. in Shenzhen, China from January 1993 to March 1995. Mr. Leung is a director of Lotus International Holdings Corp. since 1997. Mr. Leung had a BS degree from the Beijing Institute of Technology.

Mr. Li is the Founder, Chairman and President of TCL Industries Holdings Group, a telecommunications products and home electronics manufacturer in China.
Mr. Li was named "National Excellent Young Entrepreneur" in China in 1995.
Mr. Li has over 17 years of experience in various aspects of the electronics industry, including the manufacture and sale of electronics products. Previously, he served as general manager of TCL Electronics. He earned a BS degree from Huanan Polytechnic University, Guangzhou, China.

Mr. Chen has been Chairman and Chief Executive Officer of TurboComm Tech. Inc. since August 1998. TurboComm Tech, Inc. is a telecommunication equipment manufacturer in Taiwan. He served as President of CIS Technology Inc. from January 1995 to May 1998. Mr. Chen was Vice President of GVC Corporation of Taiwan from January 1987 to December 1994. He holds a B.S. degree in Engineering from National Chiao Tung University, Taiwan, Republic of China.

Mr. Liu has been a Director and Vice President of the Company since January 1997. Mr. Liu served as President of JBL International Inc., an apparel agent in New York, New York, from January 1996 to the present. Mr. Liu is a director of Lotus International Holdings Corp. He has with a BA degree from the Nanjing University, China.

Mr. Huang has served as Corporate Secretary and Director of the Company since January 1997 and Treasurer since March 2000. Prior to joining the Company, Mr. Huang served as Senior Accountant/Financial Analyst at Rightiming Electronics Corp. from January 1996 to January 1997. He holds an MBA in finance from the University of New Haven and an MA in Economics from Yale University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held a total of nine meetings during the fiscal year ended June 30, 1999. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors.

The Company has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee. The functions customarily performed by a nominating committee are performed by the full Board of Directors.

AUDIT COMMITTEE

The Audit Committee acts on behalf of the Board of Directors with respect matters relating to the Company's independent public accountants, including recommending to the Board of Directors the firm to be engaged as its independent public accountants for the next fiscal year; reviewing with the Company's independent public accountants the scope and results of its audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's accounting methods and adequacy of its internal accounting controls; approving the professional services rendered by the independent public accountants; and reviewing the independence of the independent public accountants. The Audit Committee currently consists of Messrs. Wang, Leung and Chang. This Committee held six meetings during the last fiscal year. Mr. Gu is not standing for reelection to the Board of Directors at the Annual Meeting.

COMPENSATION COMMITTEE

The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the appropriate compensation of directors and executive officers of the Company and is responsible for administering all the Company's employee benefit plans. The Compensation Committee currently consists of Messrs. Wang, Gu and Chang. This Committee held two meetings during the last fiscal year. Mr. Gu is not standing for reelection to the Board of Directors at the Annual Meeting.

COMPENSATION OF DIRECTORS

Directors are not paid a fee for attending Board of Directors or committee meetings, but are reimbursed for their travel expenses to and from the meetings.

EXECUTIVE OFFICERS

The names of the current executive officers of the Company together with certain biographical information for each of them is set forth below:

      Name             Age          Date Appointed             Position
-----------------   ---------    -------------------   ----------------------
James Yao              47           January 1997       Chairman and Director
Jeremy Wang            45           March 1999         President and Director
David Li               35           July 1999          Chief Financial Officer
David Leung            55           January 1997       Vice President and Director
James Liu              46           January 1997       Vice President and Director
Thomas V. White        47           March 1999         Vice President
Stefan H. Benger       33           March 1999         Vice President
Harold Tuan            46           March 1999         Vice President
Max Lu                 46           January 1997       Vice President
De-Liang Wang          43           March 1999         Vice President
Richard Ho             45           March 1999         Vice President
C. Jeffrey Gull        36           March 1999         Vice President
Gary Huang             45           January 1997       secretary and Director;
                                    March 2000         Treasurer
Huaya Lu Tung*         46           February 1999      Treasurer

* Ms. Tung resigned as Treasurer of the Company in February 2000. Mr. Huang, the Corporate Secretary, was appointed Treasurer in March 2000.

The following is a brief description of the principal occupation for at least the past five years of each executive officer of the Company, other than those who are also directors of the Company.

Mr. Li has been Chief Financial Officer of the Company since July 1999.
Mr. Li's professional experiences include being Chief Financial Officer at US Business Network from November 1998 to July 1999, advising investment banking clients on corporate financing and mergers and acquisitions at Donaldson, Lufkin and Jenrette from September 1996 to November 1998, and managing venture capital investments at Walden Group from January 1995 to June 1996. Mr. Li received his MBA from the Wharton School at the University of Pennsylvania and an MA from Columbia University.

Mr. White has been Vice President of the Company since March 1999. Before joining the Company, Mr. White was President of U.S. Securities and Futures Corp. ("USSF") from December 1995 to March 1999. Since the acquisition of USSF by the Company, Mr. White has also been President of USSF, of which the Company is now a 28% stockholder. Mr. White holds a BA degree in Business Administration and Quantitative Analysis from Bernard Baruch College.

Mr. Benger has been Vice President of the Company since March 1999. Mr. Benger has been the Chief Executive Officer and Chairman of Professional Market Brokerage, Inc. ("PMB") since November 1995, and following the acquisition of PMB by the Company in March 1999, he has continued to serve as President of PMB, of which the Company is now a 28% stockholder.

Mr. Tuan was appointed Vice President of the Company and a director of TurboNet Communications in March 1999. Mr. Tuan has over 20 years of research and development experience in digital TV systems, Data-Over-Cable Systems, Signal Processing and Communication Systems. Mr. Tuan founded TurboNet Communications in February 1996 and currently serves as its Chief Executive Officer.

Mr. Lu was appointed Vice President of the Company in March 1999 and a director of Arescom Inc. ("Arescom") (of which the Company is now the controlling stockholder) in January 1999. Mr. Lu has more than 11 years of experience in management, marketing and engineering in the computer and communication industries. Lu currently serves as President of Arescom.

Mr. Wang has been Vice President of the Company since March 1999. Mr. Wang served as Vice President of Regent Electronics Corp. from January 1996 to March 1999. Prior to that time, Mr. Wang was employed as a senior hardware at AT&T Bell Laboratories from May 1990 to December 1995. He received his MS degree in Electrical Engineering and Mechanical Engineering from the University of Texas at Austin.

Mr. Ho has been Vice President of the Company since March 1999. Prior to joining the Company, Mr. Ho was President of Rightiming Electronics Corp. from January 1996 to March 1999. Mr. Ho received his BA in International Business in 1986 in China.

Mr. Gull has been Vice President of the Company since March 1999. Prior to joining the Company, he was the director of Asia Development for Nu Skin International, Inc. for nine years.

All executive officers serve at the discretion of the Board of Directors. There are no family relationships among the members of the Board of Directors and/or any executive officers of the Company.



PROPOSAL NO. TWO:  APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN


The Lotus Pacific, Inc. 2000 Equity Incentive Plan (the "Plan") is being submitted for approval by the Company's stockholders at the 2000 Annual Meeting. The purpose of the Plan is to provide incentives to attract, retain and reward individuals of highest caliber as employees, directors and consultants of the Company and its affiliates. The Board of Directors believes that the Plan also will create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value so that the interests of those participating in the Plan is more closely aligned with the interests of the Company's stockholders. The proposed Plan was adopted by the Board of Directors on March 21, 2000, subject to stockholder approval at the Annual Meeting.

The following summary of the principal features of the Plan is qualified by reference to the full text of the Plan, a copy of which is incorporated by reference and attached as Appendix A. All capitalized terms not defined below are referenced in the Plan itself.

TYPES OF AWARDS

Stock Awards under the Plan (collectively the "Stock Awards") may consist of Incentive Stock Options, Nonstatutory Stock Options, stock appreciation rights, stock bonuses and rights to acquire restricted stock.

ADMINISTRATION; AMENDMENT AND TERMINATION

The Plan is administered and interpreted by the Board of Directors of the Company, unless and until the Board of Directors delegates administration to a committee. The Board's broad powers include authority, within the limitations provided in the Plan, to determine which persons eligible under the Plan shall be granted Stock Awards, to determine the type, amount and terms and conditions a Stock Award, and to construe and interpret and correct defects, omissions and inconsistencies in the Plan and any agreement relating thereto.

The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan, in whole or in part, provided, however, that, unless required by law, no amendment may impair the rights of a participant with respect to outstanding Stock Awards without the participant's written consent. Moreover, to the extent required by law, no amendment may be made, without the approval of the stockholders.

The Board of Directors has the sole discretion to determine the employees, including officers, directors and consultants of the Company and its affiliates, to whom Stock Awards may be granted under the Plan and the manner in which such Awards will vest. Options, stock appreciation rights, restricted stock and stock bonus units are granted by the Board of Directors to eligible persons in such numbers and at such times during the term of the Plan as the Board of Directors shall determine, except that the maximum number of shares subject to one or more Stock Awards is 3,000,000 shares of Common Stock, and except further that Incentive Stock Options and stock appreciation rights may be granted only to employees. In granting Stock Awards, the Board of Directors will take into account such factors as it may deem relevant in order to accomplish the Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees, directors and consultants, and their present and potential contributions to the Company's success.

The Plan will terminate on December 31, 2009, unless sooner terminated by the Board of Directors.

ELIGIBILITY

Officers and other employees, directors and consultants of the Company and its affiliates as determined by the Board of Directors are eligible to participate in the Plan as follows:

Incentive Stock Options and Stock Appreciation Rights may be granted only to officers and other employees of the Company. All other Stock Awards may be granted to officers and employees, directors and consultants. No 10% stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and such Option is not exercisable after the expiration of five years from the date of grant.

SHARES RESERVED

The maximum number of shares that may be issued pursuant to Stock Awards under the Plan shall not exceed in the aggregate 11,354,907 shares of Common Stock, plus an annual increase to be added July 1 of each year beginning with July 1, 2001, equal to the least of the following amounts: (1) 5,000,000 shares,
(2) 4% of the Company's outstanding shares on such date calculated on a fully diluted basis; and (3) an amount determined by the Board of Directors.

The shares issuable under the Plan may be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market. If any Stock Awards, other than stock appreciations rights, shall, for any reason, expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the shares not acquired under such Stock Award shall revert to and again become available for issue under the Plan. Shares subject to stock appreciation rights exercised in accordance with the Plan shall not be available for subsequent issuance. The Plan also provides that if Common Stock acquired pursuant to an exercise of an option granted under the Plan is, for any reason, repurchased by the Company under an unvested share repurchase option provided under the Plan, the shares so repurchased by the Company shall not revert to, and again, become available for issuance under the Plan.

No one participant in the Plan may receive stock option grants or stock appreciation rights for more than 3,000,000 shares of Common Stock in the aggregate per calendar year. Stockholder approval of the Plan will also constitute approval of that limit for purposes of Internal Revenue Code S ection 162(m).

Options - Exercise Price, Term and Vesting Schedule. The options granted under the Plan may be either Incentive Stock Options under the federal tax laws or Nonstatutory Stock Options. The exercise price of each granted Incentive Stock Option shall not be less than 100% of the fair market value per share of Common Stock on the option grant date (provided such exercise price shall be at least equal to 110% of fair market value in the case of an Incentive Stock Option granted to a person who owns shares of Common Stock having more than 10% of the voting power). The exercise price of a Nonstatutory Stock Option shall not be less than 85% of the fair market value of a share of Common Stock on the date of the option grant.

An option holder may exercise an option by written notice and payment of the exercise price in (1) cash, or (2) at the decision of the Board of Directors at the time of grant of the option (or subsequently in the case of a nonstatutory stock option) by the delivery to the Company of other Common Stock according to a deferred payment or other arrangement or in any other form of legal consideration that may be acceptable to the Board of Directors. The shares subject to each option may vest, and become exercisable, in periodic installments over a specified period of service that may, but need not be, equal periods.

The term of each option granted shall be no longer than 10 years (five years in the case of an Incentive Stock Option granted to a person who owns Common Stock having more than 10% of the voting power).

The following provisions apply in the event of an option holder's termination of "continuous service" (i.e., employment). If the option holder's continuous service is terminated for "Cause," as determined by the Board of Directors, the option terminates immediately. If the option holder's continuous service is terminated as a result of option holder's disability, the option may be exercised for 12 months after the option holder terminates employment on account of disability. If the option holder's continuous service is terminated as a result of option holder's death while employed or in the 12 month period referred to in the preceding sentence, or in the three month period referred to in the next sentence, the option may be exercised for 18 months after the option holder's death. If the option holder's continuous service of employment is terminated for any reason other than Cause, disability or death, the option may be exercise for three months after termination of option holder's continuous service. In all cases, the option can be exercised only to the extent it is vested at the time of termination of continuous service and only during the term of the option.

The Plan further provides that an option grant may include a provision whereby the option holder may elect at any time before the option holder's continuous service terminates to exercise the option as to any part or all of the shares subject to the option prior to the full vesting of the shares. Any shares purchased but not yet vested may be subject to a repurchase option by the Company or to any other restriction the Board of Directors may determine appropriate.

The Board of Directors is also granted the authority to provide an option holder with an additional option (a "re-load option") in the event the option holder exercises the option, in whole or in part, by surrendering other shares of Common Stock. Such re-load option shall be equal to the umber of shares surrendered as part or all of the exercise price of such option, have the same expiration date as the exercise date of the option which gave rise to the re-load option, and have an exercise price equal to 100% of the fair market value of the Common Stock subject to the re-load option on the date of exercise of the original option. The Board of Directors is not permitted to grant re-load options on a re-load option. In addition, any grant of a re-load option is subject to the availability of shares under the Plan and the limitations of Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The Board of Directors may grant stock appreciation rights to participants, either in tandem with the grant of options, concurrently or separately. The Board of Directors determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation right. A "Tandem Stock Appreciation Right" is a stock appreciation right granted attached to an option and is subject to the same terms and conditions applicable to the particular option grant except that the Tandem Stock Appreciation Right requires the holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender, in whole or in part, of the
option for an "appreciation distribution."    Upon the exercise of a Tandem
Stock Appreciation Right, or the option itself, an equal reduction in the number of shares subject to the corresponding option or stock appreciation right will occur. A "Concurrent Stock Appreciation Right" is a stock appreciation right granted appurtenant to an option and is subject to the same terms and conditions applicable to the particular option grant, except that the Concurrent Stock Appreciation Right is automatically exercised with respect to the number of shares of Common Stock to which the Concurrent Right pertains at the same time the underlying option is exercised. An "Independent Stock Appreciation Right" is a stock appreciation right granted independent of any option grant.

Upon the exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Common Stock as to which the stock appreciation right is exercised times the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over the fair market value of a share of Common Stock on the date the stock appreciation right was granted (i.e., the exercise price per share).
The amount of appreciation distribution may be paid in cash or in shares of Common Stock, in the sole discretion of the Board of Directors.

Stock Bonus Awards. A stock bonus is an award of shares of Common Stock granted by the Board under the Plan. The Board of Directors determines the number of shares to be awarded, the terms and conditions, including vesting and transferability, and the goals and objectives to be satisfied.

Restricted Stock Awards. The Board of Directors may grant a participant a number of shares of restricted stock as it may determine in its sole discretion subject to such terms and conditions, including vesting and transferability, as the Board of Directors deems appropriate from time to time. The restrictions may vary among awards and participants. Shares acquired under a restricted stock award may be, but are not required to be, subject to a share reacquisition option in favor of the Company, in accordance with a vesting schedule to be determined by the Board of Directors. If a participant terminates continuous services, all unvested shares of restricted stock may be reacquired by the Company or all restrictions upon such shares may lapse, as determined in each case by the Board of Directors.

Transferability. Except as may be otherwise permitted by the Board of Directors, options, stock appreciation rights, stock bonuses and restricted stock awards granted under the Plan are not transferable other than, in the case of options, by will or by the laws of descent and distribution.

Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reasons of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the limitation on the maximum number and/or class of securities by which the share reserve is to increase automatically each year, (iii) the maximum number and/or class of securities for which any one person may be granted stock options or separately exercisable stock appreciation rights under the Plan per calendar year, and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding Stock Award in order to prevent the dilution or enlargement of benefits thereunder.

CHANGE IN CONTROL

In the event of a dissolution or liquidation of the Company, then Stock Awards shall be terminated if not exercised prior to such event.

In the event of a sale of all or substantially all of the assets of the Company, then all Stock Awards outstanding under the Plan shall continue in full force and effect.

In the event of a merger or consolidation in which the Company is not the surviving corporation, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan.

In the event of a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (whether in the form of securities, cash or otherwise), then any acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan.

In the event of either a merger or reverse merger in which the surviving corporation, acquiring corporation or corporation controlling such surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by participants whose continuous service has not terminated, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated in full, and the Stock Awards shall terminate if not exercised at or prior to such event.

AMENDMENT AND TERMINATION The Board of Directors may amend the Plan in any respect at any time provided stockholder approval is obtained when necessary. No amendment, however, can impair any option, stock appreciation right or other Stock Award without the written consent of the participant. The plan will terminate on December 31, 2009, unless sooner terminated by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK AWARDS UNDER THE PLAN OPTIONS The following summary describes the U.S. federal income tax consequences of the 2000 Equity Incentive Plan. Options granted under the Plan may be either incentive stock options which satisfy the requirement of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet the requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the holder at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The holder will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A "qualifying disposition" occurs if the sale or other disposition is made after the holder has held the shares for more than two years after the option date grant and more than one year after the exercise date. If either of these holding periods is not satisfied, then a "disqualifying disposition" will result.

Upon a qualifying disposition of the shares of Common Stock, the holder will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over
(ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the holder. Any additional gain or loss recognized upon the disposition will generally be taxable as a capital gain or loss. Subject to any deduction limitation under Section 162(m) of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

The holder must treat the excess of the fair market value of the Company Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the holder makes a disqualifying disposition of shares in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

If the holder makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance involving incentive stock options will the Company be allowed a deduction with respect to the Participant's disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by the holder upon the grant of a non-statutory option. The holder will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the nonstatutory option are unvested and subject to repurchase by the company in the event of the participant's termination of service prior to vesting in those shares, then the participant will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. If a Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The foregoing provisions may be applicable to Restricted Stock Awards in addition to nonstatutory options.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised nonstatutory option. The deduction will, in general, be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

Stock Appreciation Rights. The amount of any cash (or the fair market value of the Common Stock) received upon the exercise of a stock appreciation right under the 2000 Equity Incentive Plan will be includible in the employee's ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), deductible by the Company.

Restricted Stock Awards.    Under Section 83(b) of the Internal Revenue Code,
an employee may elect to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the fair market value of such stock at the time of issuance over the amount paid, if any, by the employee for such stock. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a Restricted Stock Award until such stock is no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, and subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), the Company will be entitled to a deduction in an amount equal to the excess of the fair market value of the Restricted Stock on the date of lapse over the amount paid, if any, by the employee for such Stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the Restricted Stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million per individual in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. The Board of Directors' intention is and has been to comply with the requirements of Section 162(m) unless the Board of Directors concludes that such compliance would not be in the best interest of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN PROPOSED AS ABOVE.



PROPOSAL NO. THREE: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has reappointed Schiffman Hughes Brown to be the Company's independent auditors to audit the financial statements of the Company for the year ending June 30, 2000. Ratification of the appointment of Schiffman Hughes & Brown as the Company's independent auditors requires the affirmative vote of a majority of shares of Common Stock present or
represented and entitled to vote at the Annual Meeting.   A representative
of Schiffman Hughes Brown is not expected to attend the Annual Meeting. Schiffman Hughes Brown is a member of the SEC Practice Section (SECPS) of the AICPA Division for Accounting Firms Peer Review program.

The Board of Directors recommends a vote IN FAVOR OF the ratification of the selection of Schiffman Hughes Brown. In the event that a majority of the shares voted at the Annual Meeting do not vote to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SCHIFFMAN HUGHES BROWN TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of March 22, 2000, by (i) all holders of shares of Common Stock (the "Stockholders") known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock,
(ii) the executive officers of the Company named in the table under "Compensation of Executive Officers", (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group.


  Name and Address of                  Number of Shares(1)      Percent of
   Beneficial Owner                    Beneficially Owned     Common Stock (1)
---------------------------------      --------------------  -----------------
TCL Industries Holdings (HK) Ltd. (2)       9,606,671             13.1%
13/F, TCL Tower
8 Tai Chung Road
Tsuen Wan, Hong Kong

Lotus International Holdings Corp.(3)(4)    7,679,999             10.5%
200 Centennial Avenue, Suite 201
Piscataway, NJ 08854

Yao Investment Corp. (5)                    8,000,000             10.9%
200 Centennial Avenue, Suite 201
Piscataway, NJ 008854

Evolving Investment Limited (11)            8,000,000             10.9%
25G Block 10 Locwood Ct.
Kingswood Villas Yuen Long
NT, Hong Kong

Rightiming Electronics Corp.                6,000,000              8.2%
P.O. Box 186
Piscataway, NJ 08855-01



Directors and Executive Officers
---------------------------------

James Yao (3)(4)(5)(6)                     15,859,999             21.6%
Jeremy Wang (7)                               180,000                 *
David Li                                            0                 0
Huaya Lu Tung **                                    0                 0
David Leung (4)(8)                            500,000                 *
James Liu (3)(4)(9)                         7,859,999              10.7%
Gary Huang                                          0                 0
Johnson Chang                                       0                 0
Tomson Dong Sheng Li                                0                 0
Greg Chen                                           0                 0
Thomas V. White                                     0                 0
Stefan H. Benger                              500,000                 *
Harold Tuan                                   862,156              1.2%
Max Lu                                        238,620                 *
De-Liang Wang (10)                             50,000                 *
Richard Ho                                     10,000                 *
C. Jeffrey Gull                                 4,800                 *

All directors and executive officers
as a group (consisting of 17 persons)
(3)(5)(6)(7)(8)(9)(10)                     18,385,575             25.0%
-------------------------------------------------------
*Less than one (1) percent
** Ms. Tung resigned as Treasurer on February 7, 2000; her shares are excluded from shares held by directors and executive officers as a group.

(1) Shares beneficially owned and percentage of ownership are based upon 64,344,474 shares of Common Stock issued and outstanding as of March 22, 2000 and 1,090,000 shares that may be acquired by exercise of stock options within 60 days of March 22, 2000, and warrants to purchase 8,000,000 shares of Common Stock which are currently exercisable as March 22, 2000.

(2) TCL Industries Holdings (HK) Ltd. is an affiliate of TCL Holdings Group. Mr. Tomson Dong Sheng Li, a nominee for election as a director of the Company, is the Chairman and President of TCL Holdings Group. Mr. Li disclaims beneficial ownership of these shares.

(3) Mr. James Yao, Chairman of the Board of Directors of the Company,
Mr. David Leung, Vice President and director of the Company, and Mr. James Liu, Vice President and director of the Company, are directors of Lotus International Holdings Corp. Mr. Yao and Mr. Liu are the majority stockholders of Lotus International Holdings Corp. and have shared voting power and shared dispositive power with respect to 7,679,999 shares. Mr. Leung has no voting power and no dispositive power with respect to such shares.

(4) Lotus International Holdings Corp. also owns the 4,300 outstanding shares of Series A Preferred Stock of the Company.

(5) Mr. James Yao is the sole stockholder of Yao Investment Corp. and has sole voting power and dispositive power with respect to these shares of Common Stock owned by Yao Investment Corp.

(6) Includes 180,000 shares subject to stock options that are currently exercisable; 7,679,999 shares of Common Stock beneficially owned by Lotus International Holdings Corp. and 8,000,000 shares of Common Stock beneficially owned by Yao Investment Corp.

(7) Includes 180,000 shares subject to stock options that are currently exercisable.

(8) Includes 500,000 shares subject to stock options that are currently exercisable.

(9) Includes 180,000 shares subject to stock options that are currently exercisable, and 7,679,999 shares of Common Stock beneficially owned by Lotus International Holdings Corp.

(10) Includes 50,000 shares subject to stock options that are currently exercisable.

(11) Evolving Investments Limited owns warrants to purchase 8,000,000 shares of Common Stock which are currently exercisable.

In addition to the shares of Common Stock and Series A Preferred Stock issued and outstanding, the Company issued stock options to purchase 1,090,000 shares of Common Stock to certain directors and officers of the Company as part of their compensation. All options are exercisable at $6.00 per share and will
expire in May 2002.   As of March 22, 2000, no such stock options have been
exercised and all remain outstanding.

Robert Wang and John Wang are the principal stockholders of Rightiming Electronics Corp., and are not related to Jeremy Wang and De-Liang Wang. Jeremy Wang and De-Liang Wang are not related to each other.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning the total compensation of the Company's Chief Executive Officer and the four other highest paid executive officers for services rendered in all capacities to the Company for the last three fiscal years ended June 30, 1999.

                                      SUMMARY COMPENSATION TABLE

                                     Annual Compensation                          Long Term Compensation
                       ----------------------------------------------- ----------------------------------------------------

                                                                      Restricted    Securities
Name and Principal                                       Other Annual    Stock       Underlying      LTIP      All Other
     Position            Year   Salary ($)   Bonus ($)   Compensation    Award      Options/SAR(1)  Payouts   Compensation
---------------------  ------- ------------ ----------- -------------- ----------  --------------- ---------  -------------
James Yao..........      1999     68,000         ---           ---         ---            ---          ---        ---
Chairman                 1998     68,000         ---           ---         ---            ---          ---        ---
                         1997     18,000         ---           ---         ---        180,000          ---        ---

Jeremy Wang (2)....      1999    120,000         ---           ---         ---            ---          ---        ---
President                1998        N/A         ---           ---         ---            ---          ---        ---
                         1997        N/A         ---           ---         ---        180,000          ---        ---

C. Jeffrey Gull(2).      1999     80,000         ---           ---         ---            ---          ---        ---
Vice President

De-liang Wang (2)..      1999     80,000         ---           ---         ---            ---          ---        ---
Vice President

David Li (2).......      1999     80,000         ---           ---         ---            ---          ---        ---
-----------------------------------------------------------------------------------------------

(1) Each of the outstanding options is currently exercisable at $6.00 per share and expires on May 15 or May 30, 2002.

(2) Messrs. Jeremy Wang, C. Jeffrey Gull and De-liang Wang were appointed in March 1999. David Li was appointed in July 1999. The salaries indicated are their initial annual base salaries.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, its executive officers and persons who own more than 10% of the Company's Common Stock to file reports regarding their share ownership and any subsequent changes in that ownership with the SEC and the Company. As of the date, none of the above-mentioned individuals and 10% holders have filed the requisite reports. As of the date hereof, the Company is assisting such individuals to file such reports promptly. All information required to be filed in such reports on Form 3 has been disclosed, however, in this Proxy S tatement.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting other than stated in the Notice of Annual Meeting. However, if any other matter should properly come before the Annual Meeting it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matter.

STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for Stockholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company not later than July 29, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that Meeting. Under the rules of the Securities and Exchange Commission, stockholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $1,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Further, such stockholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.



By order of the Board of Directors


Gary Huang
Secretary


Piscataway, NJ
March 31, 2000



A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which was filed with the Securities and Exchange Commission, including financial statements, schedules and a list of the exhibits, may be obtained without charge by writing to Lotus Pacific, Inc., 200 Centennial Avenue,Suite 201, Piscataway, NJ 08854, Attention: Corporate Secretary.





PROXY
                               LOTUS PACIFIC, INC.
                               STOCKHOLDERS' PROXY

              This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James Yao and Jeremy Wang, with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Lotus Pacific, Inc. to be held on Friday, April 28, 2000 at 2:00 p.m. or at any adjournment thereof:

 1. Proposal to elect James Yao, Jeremy Wang, David Leung, Tomson Dong
    Sheng Li, James Liu, Johnson Chang, Gary Chen and Gary Huang to serve as directors until the next Annual Meeting of the stockholders and until their successors have been duly qualified and elected.

    ( ) FOR all nominees listed above             ( ) WITHHOLD AUTHORITY
    (except as marked to the contrary below)      to vote for all nominees
                                                       listed above
    -------------------------------------------------------------------------
     (Instruction: To Withhold Authority to Vote for Any Individual Nominee, Write That Nominee's Name in the Space Provided Above)

 2. Proposal to approve the 2000 Equity Incentive Plan of the Company

        (  ) FOR         (  ) AGAINST          (  ) ABSTAIN

 3. Proposal to ratify the Board of Directors' selection of Schiffman Hughes Brown to serve as the Company's independent auditors for the fiscal year ending June 30, 2000.

        (  ) FOR          (  ) AGAINST          (  ) ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.



                                              --------------------------------
                                              Signature


Dated: ____________, 2000                     --------------------------------
                                               Signature, if held jointly


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                        USING THE ENCLOSED ENVELOPE.